UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2014

VANTAGE HEALTH

(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Warren Street, Suite 200

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 503-3570

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On September 21, 2014, each of Dr. William Rees Jr. and Dr. Kevin Buckman resigned as members of the Board of Directors (the “Board”) of Vantage Health (the “Company”), effective as of the date of such resignation. Dr. Buckman also resigned as interim Chairman of the Board and Chief Executive Officer of the Company effective as of such date.

(d) On September 22, 2014, the Board of the Company approved the election of Tony van Bijleveld, Dr. Steven R. Steinhubl and Joseph C. Peters, respectively, to serve as members of the Board effective as of the date of each such appointment. Dr. Steinhubl will also be the Chairman of the Board. Mr. Peters has also been appointed as President of the Company effective immediately. None of Mr. van Bijleveld, Dr. Steinhubl or Mr. Peters has been appointed yet to serve on any committee of the Board.

Mr. van Bijleveld is currently the General Manager for Patheon/DPX and was formerly General Manager for Alliance Boots in Europe, which is also an affiliate of Walgreens.

Dr. Steinhubl is Director of Digital Medicine at the Scripps Translational Science Institute, and a practicing cardiologist at the integrated Scripps Health System.

Mr. Peters, age 57, was the former White House Drug Policy Office’s Acting Deputy Director for State and Local Affairs under both Presidents Clinton and Bush from December 1998 to October 2003. Since August 2014, Mr. Peters has been a senior research associate at the Institute for Intergovernmental Research in Tallahassee, Florida. Prior to that, from July 2013 to April 2014, he was Communications Director at the Pennsylvania Office of Attorney General. From September 2011 to July 2014, Mr. Peters was the Executive Director of the Scranton Cultural Center at the Masonic Temple. Prior to that, and during 2009 and 2010, he was a member of the board of directors of Advance Nanotech, Inc. and Vigicomm Inc. Mr. Peters was also previously President and a member of the board of directors of MSGI Security Solutions, Inc. Mr. Peters is also a television commentator and radio host as well as a practicing attorney. Mr. Peters earned a Juris Doctor from Dickinson School of Law in Pennsylvania, and a Bachelor’s Degree from King’s College, also in Pennsylvania.

There are no transactions to which the Company is a party and in which Mr. Peters has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Peters has no family relations with any directors or executive officers of the Company.

There are no arrangements or understandings between Mr. van Bijleveld, Dr. Steinhubl or Mr. Peters, on the one hand, and any other person pursuant to which any of Mr. van Bijleveld, Dr. Steinhubl or Mr. Peters were appointed as directors (or, in the case of Mr. Peters, President).

The Company is currently assessing its non-executive Board compensation policy, as well as the compensation of Mr. Peters in his capacity as President, all of which will be disclosed in a subsequent Current Report on Form 8-K when finalized and approved. Each of Mr. van Bijleveld, Dr. Steinhubl and Mr. Peters will also be reimbursed for reasonable expenses incurred in connection with their service on the Board.

In addition, the Company issued a press release in connection with the election of each of Mr. van Bijleveld, Dr. Steinhubl and Mr. Peters to the Board. The press releases are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated September 22, 2014
99.2	Press Release dated September 23, 2014
99.3	Press Release dated September 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE HEALTH

By:	/s/ Joseph C. Peters
Name:	Joseph C. Peters
Title:	President

Date: September 25, 2014